UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Background

As previously disclosed, Cambridge Heart, Inc. (the “Company”) is a party to certain Subscription Agreements entered into by the Company and the subscribers thereto, dated as of January 17, 2012, February 28, 2012 and May 23, 2012 (collectively, the “Prior Subscription Agreements”), pursuant to which the Company issued 8% secured convertible promissory notes in the aggregate principal amount of $3,490,000, warrants to purchase shares of the common stock of the Company and additional investment rights. On July 31, 2012, the Company issued additional 8% secured convertible promissory notes in the aggregate principal amount of $267,500 in connection with the exercise by certain subscribers of additional investment rights (together with the notes issued pursuant to the Prior Subscription Agreements, the “Prior Notes”).

Under the terms of the Prior Subscription Agreements, the holders of at least sixty-five percent (65%) of each affected component of the securities issued pursuant to the Prior Subscription Agreements may consent to take or forebear from any action permitted under or in connection with the Prior Subscription Agreements or any other documents entered into pursuant to the Prior Subscription Agreements (collectively, the “Prior Transaction Documents”), modify any Prior Transaction Document or waive any default or requirement applicable to the Company or the subscribers under the Prior Transaction Documents.   On October 17, 2012, the holders of more than 65% of the outstanding principal balance of the Prior Notes consented to, among other things, the issuance by the Company of up to $300,000 in additional debt that is senior to the Prior Notes in right of payment and with respect to proceeds from the enforcement of the liens granted in the Security Agreement executed by the Company in connection with the Prior Subscription Agreements.

On October 17, 2012, the Company issued and sold in a private placement secured promissory notes that are senior to the Prior Notes in right of payment (the “Senior Notes”) in the aggregate principal amount of $150,000 pursuant to the terms of a Subscription Agreement dated October 17, 2012 between the Company and two current shareholders of the Company, including Roderick de Greef, the Chairman of the Board of the Company.

Entry into New Subscription Agreement and Issuance of Convertible Notes

On November 30, 2012, the Company issued and sold in a private placement an additional Senior Note in the aggregate principal amount of $125,000 pursuant to the terms of a Subscription Agreement dated November 30, 2012 between the Company and an accredited investor (the “Subscription Agreement”). The securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to the terms of the Senior Notes, all payments made by the Company on the Senior Note issued on November 30, 2012 and the Senior Notes previously issued on October 17, 2012 will be made on a pari passu basis among the Senior Notes.

As previously disclosed, the Senior Notes will mature on March 31, 2013 (the “Maturity Date”) and bear interest at the rate of 8% payable on the Maturity Date. The Senior Notes may be prepaid at any time without premium. The Senior Notes are secured by all of the assets of the Company.

The Senior Notes may be accelerated under certain circumstances, including upon a Fundamental Transaction (as defined below) or upon an Event of Default (as defined in the Senior Notes). In the event that (a) the Company effects any merger or consolidation with or into another entity, (b) the Company sells all or substantially all of its assets, (c) a tender offer or exchange offer is completed pursuant to which holders of the Company’s common stock are permitted to tender or exchange their shares for other securities, cash or property, (d) the Company completes a stock purchase or other business combination whereby one or more persons acquire more than 50% of the outstanding shares of common stock of the Company, (e) any “person” or “group” (as defined for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires, directly or indirectly, 50% of the aggregate common stock of the Company or (f) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (each, a “Fundamental Transaction”), then until twenty business days after the Company notifies the Note holder of the occurrence of the Fundamental Transaction, the Senior Note holder may elect to accelerate the Maturity Date of the Senior Note as of the date of the Fundamental Transaction. Upon an Event of Default, then, at the option of the Senior Note holder, all principal and interest under the Senior Note then remaining unpaid will be immediately due and payable upon demand by the Senior Note holder.

Pursuant to the Subscription Agreement, the Company agreed to certain positive and negative covenants as set forth in the Subscription Agreement and the Senior Notes. The holders of at least 65%  of the principal amount of the Senior Notes, the Prior Notes and any Senior Notes issued in any Additional Senior Note Offering (as defined in the Subscription Agreement) may consent to take or forebear from any action permitted under or in connection with the Subscription Agreement or the Senior Notes, modify the Subscription Agreement or the Senior Notes or waive any default or requirement applicable to the Company or the subscribers under the Subscription Agreement or the Senior Notes provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Investors to each other remains unchanged. Additionally, any amendment, modification or waiver that affects a holder of Senior Notes in a manner different from other holders of Senior Notes shall require the consent of such holder of Senior Notes and any amendment, modification or waiver that adversely that affects the holders of Senior Notes or Senior Notes issued in any Additional Senior Note Offering in a manner different from holders of Prior Notes shall require the consent of the holders of at least 70% of the principal amount of Senior Notes and Senior Notes issued in any Additional Senior Note Offering.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Section 1.01 of this Current Report on Form 8-K, which item is hereby incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

See Section 1.01 of this Current Report on Form 8-K, which item is hereby incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

The Company believes its existing resources, including cash and cash equivalents on hand at November 30, 2012 of $30,000 and the proceeds from the sale of Senior Notes on November 30, 2012 of $125,000, described in further detail in Item 1, and currently projected financial results, are sufficient to fund operations through the end of December 2012. These resources allows the Company to continue to support its existing customer base and distribution partnerships for a period of time while it continues to execute on certain key activities and explore strategic alternatives. If the Company encounters material deviations from its plans or is unable to generate adequate cash flows or obtain sufficient additional funding when needed, the Company will have to cut back its operations further, sell some or all of its assets, license potentially valuable technologies to third parties, and/or cease some or all of its operations.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates", "could", and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Forward-looking statements include statements about the Company's belief that it will be able to support its existing customer base and distribution partnerships for a period of time and that its existing resources and currently projected financial results are sufficient to fund operations through the end of December 2012. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include failure to obtain funding necessary to fund operations and to develop or enhance our technology, adverse results in future clinical studies of our technology, material deviations from our current operating plan, lower than expected sales, failure to obtain or maintain adequate levels of government and third-party reimbursement for use of our MTWA test, customer delays in making final buying decisions, decreased demand for our products, failure to obtain or maintain patent protection for our technology, overall economic and market condition  and other factors identified in our most recent Annual Report on Form 10-K under “Risk Factors”, which is on file with the SEC and available at www.sec.gov.  In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as may be legally necessary, even if our estimates should change.

Item 8.01. Other Events.

As of December 3, 2012, 100,112,960 shares of the Company’s common stock were outstanding. On an as-converted basis, the Company has 124,659,416 shares of common stock issued and outstanding, including 100,112,960 shares of common stock issued, 4,180,602 shares issuable upon conversion of the Series C-1 Convertible Preferred Stock and 20,365,854 shares issuable upon conversion of the Series D Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: December 4, 2012	By:	/s/ Vincenzo LiCausi
Vincenzo LiCausi
Chief Financial Officer